Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew Cecere, Lee R. Mitau and Terrance R. Dolan, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-4 of U.S. Bancorp (the “Company”), and any and all amendments thereto, including post-effective amendments, in connection with the registration under the Securities Act of 1933, as amended, of shares of preferred stock of the Company and other related securities, including, without limitation, depositary instruments evidencing interests in preferred stock, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned has signed below as of this 20th day of April, 2010.

/s/ Douglas M. Baker, Jr.	/s/ Jerry W. Levin

Douglas M. Baker, Jr., Director	Jerry W. Levin, Director

/s/ Y. Marc Belton	/s/ David B. O’Maley

Y. Marc Belton, Director	David B. O’Maley, Director

/s/ Victoria Buyniski Gluckman	/s/ O’dell M. Owens

Victoria Buyniski Gluckman, Director	O’dell M. Owens, Director

/s/ Arthur D. Collins, Jr.	/s/ Richard G. Reiten

Arthur D. Collins, Jr., Director	Richard G. Reiten, Director

/s/ Joel W. Johnson	/s/ Craig D. Schnuck

Joel W. Johnson, Director	Craig D. Schnuck, Director

/s/ Olivia F. Kirtley	/s/ Patrick T. Stokes

Olivia F. Kirtley, Director	Patrick T. Stokes, Director